UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

NYMEX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33149	13-4098266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY	10282-1101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 299-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2008, NYMEX Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CME Group Inc., a Delaware Corporation (“Acquiror”), CMEG NY Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub”), and New York Mercantile Exchange, Inc. (“NYMEX Exchange”), a Delaware non-stock corporation and a wholly-owned subsidiary of the Company, pursuant to which, subject to the satisfaction or waiver of the conditions therein, the Company will merge with and into Merger Sub (the “Merger”), with the Merger Sub continuing as the surviving corporation and as a direct, wholly-owned subsidiary of Acquiror.

In the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share, Series A-3 common stock, par value $0.01 per share, and Series B-3 common stock, par value $0.01 (collectively, the “Company Shares”), will be converted, at the election of each holder of Company Shares, into either (i) the number of shares of Class A Common Stock, par value $0.01 per share, of Acquiror equal to the Exchange Ratio (as defined below) or (ii) cash equal to the sum of (a) $36.00 plus (b) the product of the Average Acquiror Share Price (as defined below) multiplied by 0.1323 (the “Cash Amount”); provided, however, that if the aggregate Cash Amount to be paid to all holders of Company Shares electing to receive the Cash Amount exceeds the Available Cash Consideration (as defined below) then the aggregate amount of cash to be paid to all such holders would be reduced pro rata to an amount equal to the Available Cash Consideration or such greater amount as determined by the Acquiror (subject to the opinion of counsel to the Company and the Acquiror that such increase in the Available Cash Consideration would not adversely effect the Merger being treated as a reorganization under the Internal Revenue Code), with the remainder of the consideration that would have been paid to such holders in cash being paid instead on a pro rata basis in a number of Acquiror Shares determined based upon the Exchange Ratio (the “Merger Consideration”), and provided further that if the aggregate Cash Amount to be paid to all holders of Company Shares electing to receive the Cash Amount is less than the Available Cash Consideration (as defined below) then the aggregate number of shares of Class A Common Stock to be distributed to holders electing to receive such shares would be reduced pro rata, with the remainder of the consideration that would have been paid to such holders in Class A Common Stock being paid instead in cash. Holders of Company Shares not making an election to receive the Exchange Ratio or the Cash Amount will be deemed to have elected the Cash Amount. “Available Cash Consideration” means an amount equal to the product of (a) the number of issued and outstanding Company Shares at the time the merger becomes effective and (b) $36.00. “Exchange Ratio” means the Cash Amount divided by the Average Acquiror Share Price. “Average Acquiror Share Price” means the average closing sales price, rounded to four decimal points, of the Acquiror Shares on the New York Stock Exchange (as reported in the Wall Street Journal, New York City edition) for the period of the ten (10) consecutive trading days ending on the second full trading day prior to the time the Merger becomes effective.

Under the terms of the Merger Agreement, NYMEX Exchange shall make an offer to purchase one hundred percent (100%) of the outstanding Class A Memberships in the NYMEX Exchange from the holders thereof for an aggregate purchase price not to exceed $500 million, or approximately $612,000 per Class A Membership (the “Membership Purchase Offer”).

The Merger is subject to a number of closing conditions, including, but not limited to, (i) approval of the stockholders of the Company, (ii) approval of the stockholders of Acquiror of (A) an amendment to Acquiror’s Charter and (B) the issuance of Acquiror’s shares in connection with the Merger, (iii) acceptance of the Membership Purchase Offer and approval of an Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of NYMEX Exchange, in each case, by holders of at least 75% of the outstanding Class A Memberships, (iv) effectiveness of a Form S-4 registration statement to be filed by Acquiror, (v) receipt of certain regulatory approvals and (vi) receipt of an opinion that the Merger will be treated as a tax-free reorganization.

The Merger Agreement contains certain termination rights for both the Company and Acquiror and further provides that, upon termination of the Merger Agreement under specified circumstances, one party may be required to pay the other party a termination fee of $308.1 million.

In connection with the Merger, Acquiror also entered into (i) a Voting and Support Agreement, dated as of March 17, 2008, by and between Acquiror and General Atlantic Partners 82, L.P., Acquiror and GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAPCO GmbH & Co. KG and GAP Coinvestments CDA, L.P., (ii) a Voting and Support Agreement, dated as of March 17, 2008, by and between Acquiror and James E. Newsome and (iii) a Voting and Support Agreement, dated as of March 17, 2008, by and between Acquiror and Richard Schaeffer, pursuant to which the stockholders that are parties thereto have agreed to vote their Company shares in favor of the Merger. Pursuant to the Voting and Support Agreement, Mr. Schaeffer also agreed to accept the Membership Purchase Offer and vote his Class A Membership in NYMEX Exchange in favor of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of NYMEX Exchange.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosures contained in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

IMPORTANT INFORMATION

This document may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company will file with, or furnish, to the SEC all relevant materials, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to stockholders of the Company. Investors and security holders will be able to obtain the documents free of charge from the SEC’s website, www.sec.gov, and from the Company’s website, www.nymex.com.

The Company and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007, and in the Company’s Annual Report on Form 10-K for the period ended December 31, 2007, which was filed with the SEC on March 3, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with, or furnished to, the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibit

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 17, 2008, among CME Group Inc., CMEG NY INC., NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By:	/s/ Richard Kerschner
Richard Kerschner
General Counsel

Date: March 20, 2008

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of March 17, 2008, among CME Group Inc., CMEG NY INC., NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc.

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